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                                                               EXHIBIT 3.42


FILED
IN THE OFFICE OF THE CORPORATION
 COMMISSIONER OF THE STATE OF ORE.             TRUE COPY
MAY 15, 1986
JANE EDWARDS                               LYNNE R. STAFFORD
CORPORATION COMMISSIONER                   -----------------
----------------------------------------

                           ARTICLES OF INCORPORATION

                                       OF

                          SALEM MEDIA OF OREGON, INC.

     The undersigned, acting as the incorporator of a corporation under the Oregon Business Corporation Act, adopts, subscribes, and verifies the following Articles of Incorporation for such corporation:

                                   ARTICLE I

     The name of this corporation is Salem Media of Oregon, Inc. and the duration of this corporation shall be perpetual.

                                   ARTICLE II

     The purposes for which this corporation is organized are as follows:

     1. To engage in the purchase and operation of broadcast facilities and to engage in all lawful activities and to engage in all lawful activities which are necessary, convenient or suitable in furtherance of such business; and

     2. To engage in any other lawful activity for which corporations may be organized under Oregon law, and to exercise any general or specific power now or hereafter granted to corporations under Oregon law.

                                  ARTICLE III

     The total authorized capital stock of the corporation consists of 500 shares of common stock of no par value.

                                   ARTICLE IV

     The address of the initial registered office of the corporation is Greene & Markley, P.C., The 1515 Building, Suite 840, 1515 SW Fifth Avenue, Portland, Oregon 97201; the name of the initial registered agent is S. Ward Greene.
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                                   ARTICLE V

     The number of directors constituting the initial Board of Directors are two. The names and addresses of the persons who shall serve as director until the first annual meeting of shareholders, or until their successors are elected and qualified are as follows:

                    Stewart W. Epperson
                    8025 North Point Blvd.
                    Winston Salem, North Carolina  27106

                    Edward G. Atsinger, III
                    2310 Ponderosa Drive, Ste. 29
                    Camarillo, California  93010


                                   ARTICLE VI

     The name and address of the incorporator is as follows:

                    Lynn R. Stafford
                    Greene & Markley, P.C.
                    The 1515 Building, Suite 840
                    1515 SW Fifth Avenue
                    Portland, Oregon  97201


                                  ARTICLE VII

     The corporation shall have the right to purchase its own shares directly or indirectly to the extent of unreserved and unrestricted capital surplus available therefor.

     I, the undersigned incorporator, declare under penalty of perjury that I have examined the foregoing and to the best of my knowledge and belief, it is true, correct and complete.

     DATED:          May 7             , 1986
             --------------------------------


                              Lynn R. Stafford
                              -----------------------------------------
                              LYNN R. STAFFORD


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